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                                                                   EXHIBIT 10.33

                   CONSENT IN LIEU OF A SPECIAL MEETING OF THE
                         DEFERRED COMPENSATION COMMITTEE

         WHEREAS, the undersigned, being all the members of the Deferred Compensation Committee established pursuant to the Corporate Officer Stock Purchase Plan (the "Committee"), desire that the action expressed in the following resolutions be taken.

         NOW, THEREFORE, the undersigned consent to the actions expressed in the following resolutions as of the date set forth below:

         WHEREAS, the Board of Directors of Champion Enterprises Inc., a Michigan corporation (the "Corporation"), established the Corporation Officer Stock Purchase Plan (the "Plan") effective as of July 1, 1998; and

         WHEREAS, pursuant to the authority granted to it in Section 8.1 of the Plan, the Deferred Compensation Committee now desires to amend the Plan to provide that shares of the Corporation's Common Stock payable under Plan need not be authorized exclusively by the Corporation's 1995 Stock Option and Incentive Plan.

         NOW, THEREFORE, IT IS RESOLVED, that Section 4.2 of the Plan be amended and restated as follows:

                  "Payment of Benefits. Benefits are payable in shares of Champion Enterprises Inc. Common Stock (except fractional shares to be paid in cash) upon the earlier of termination of employment with the Employer, retirement, death (see Section 6.2), or Disability (see
         Section 6.1), or a Change in Control (see Sections 2.3 and 6.5)."

         RESOLVED, FURTHER, that Section 5.2 of the Plan be amended and restated as follows:

                  "Stock Purchase. A Participant's compensation deferrals will be invested by the Company in shares of Champion Enterprises Inc. Common Stock. At the discretion of the Deferred Compensation Committee, such Common Stock may or may not be authorized by one of Champion Enterprises Inc.'s stock option plans. Such stock purchases are eligible for a 30% discount such that the purchase price of each share will equal 70% of the stock price as quoted on the New York Stock Exchange on the purchase date."

         This consent is executed as of January 1, 1999.


Chief Financial Officer:
                                                     Joseph H. Stegmayer

Chief Human Resources Officer:
                                                     Hugh Beswick

General Counsel:
                                                     John J. Collins, Jr.